Private and Confidential AN AFFILIATE OF PROJECT INSTRUMENT PROCESS UPDATE AND BID SUMMARY SEPTEMBER 2024 DRAFT as of 9/27/2024 11:51 AM Exhibit (c)(ii) The blacked out information indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

1 Private and Confidential • Solomon began outreach to a targeted group of potential buyers, both financial and strategic, on 8/12/24 — Strategic buyers have asset(s) that would have synergies and could leverage VOXX brands — Financial buyers have a relevant portfolio company or have experience taking public companies private and optimizing assets through sales — Process was publicly announced on 8/27/24, allowing for inbound interest from other potential interested parties • 84 total parties were contacted as of 9/27/24, comprising 40 strategics and 44 financial sponsors — 25 parties have received the CIM (7 strategics, 18 sponsors), with several conducting further diligence — 18 parties gained access to the data room (4 strategics, 14 sponsors); 15 parties signed NRL and received Accordion report (3 strategics, 12 sponsors) • Guitar, who had initially bid on 5/31/24, acquired additional shares from Beat Kahli, resulting in a public announcement of the process on 8/27/24 — Guitar signed NDA on 8/26/24 and accessed data room, received Accordion report and already enlisted advisors to assist with diligence (Deloitte / Jones Day) • Initial indications received from 5 parties — Whole Co. (4 IOIs) ▪ ($7.16 per share) ▪ Guitar ($6.50 per share) ▪ ($6.00-$7.00 per share) ▪ ($150mil Enterprise Value; $6.40 per share using VOXX’s current capitalization) — Segment (1 IOI) ▪ (Premium Audio: $50mil Enterprise Value) EXECUTIVE SUMMARY (AS OF 9/27/24) Outreach Summary 25 CIMs Sent Parties Contacted 84 18 Data Room Access Bids 5 Bids Received

2 **Declined after receiving data room access. Private and Confidential OUTREACH DETAILS Strategic Financial • ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ Declined (32) 84 PARTIES WERE CONTACTED (40 STRATEGIC; 44 FINANCIAL), WITH 5 PARTIES REVIEWING MATERIALS (1 REVIEWING THE NDA, 2 REVIEWING THE CIM, 2 REVIEWING THE DATA ROOM) • ‘ ‘ • ‘ • ‘ ‘ • ‘ Submitted IOI (4) • ‘ • ‘ • ‘ • ‘ Data Room Access (2) KEY: Segment Interest: Premium Audio Automotive ASA Declined after Gentex 13D • ‘ Sent CIM (2) Sent NDA (1) • ‘ ‘ • ‘ ‘ ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ ‘ ‘ • ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ • ’ • ‘ ‘ • ’ Declined Post-CIM (14) Declined (26) • Gentex Submitted IOI (1) • ‘ • ‘ Declined Post-CIM (2)

3 Private and Confidential BUYERS’ KEY FEEDBACK THEMES Strategic • Outside of core interest / product offerings • Looking for larger companies that are not manufacturing focused • Focused on developing internal brands Areas of Concern • Familiarity with company, especially premium audio brands • Interested in Premium Audio as a standalone segment • Interested in automotive side of business Areas of Excitement Financial • Current financial profile • Softness in macro consumer environment and declining trends in automotive markets • Not the right fit for their current portfolio • Don’t have a clear angle to extract value • Competition with Gentex to acquire VOXX • Volatile / unprofitable track record Areas of Concern • Attractive scale and overall profile • Strong brand recognition • Opportunity for carveout / divestiture of individual segments • Progress made on debt paydown / profitability initiatives • Familiarity with premium home audio industry • Opportunities in automotive industry Areas of Excitement

4 Private and Confidential (Amounts in Millions, USD) Historical Budget Projected CAGR FY 2021A FY 2022A FY 2023A FY 2024A FY 2025B FY 2026P FY '21-FY '26 Premium Audio $299.9 $344.0 $274.5 $237.9 $245.4 $268.0 (2.2%) Automotive Aftermarket 117.7 135.6 101.8 84.1 79.5 102.0 (2.8%) Automotive OEM 46.2 65.0 73.0 58.3 49.2 70.6 8.9% European Accessory 33.1 33.5 33.1 43.6 34.6 39.8 3.8% Corporate 0.7 0.5 0.4 (0.6) 0.2 0.2 Total Revenue $497.6 $578.6 $482.8 $423.3 $408.9 $480.6 (0.7%) Growth 16.3% (16.6%) (12.3%) (3.4%) 17.5% Premium Audio $92.2 $98.0 $72.0 $60.4 $77.3 $87.1 (1.1%) Automotive Aftermarket 33.5 43.7 36.6 31.0 28.2 35.7 1.3% Automotive OEM 5.8 3.6 5.8 (1.0) 6.1 17.0 23.9% European Accessory 10.9 11.3 10.0 12.9 10.3 13.5 4.3% Corporate 0.9 0.8 0.6 0.7 0.3 0.4 Total Gross Profit $143.4 $157.4 $125.1 $104.0 $122.2 $153.8 1.4% Margin 28.8% 27.2% 25.9% 24.6% 29.9% 32.0% Premium Audio $49.1 $42.2 $12.9 $8.9 $29.4 $39.8 (4.1%) Automotive Aftermarket 12.4 16.4 12.1 8.2 5.4 12.0 (0.6%) Automotive OEM (5.6) (11.2) (7.5) (13.0) (5.7) 4.8 N M European Accessory 2.0 1.9 1.5 3.5 1.1 4.0 15.3% Corporate (12.6) (9.6) (9.2) (9.9) (13.1) (13.6) Total Adjusted EBITDA $45.3 $39.7 $9.8 ($2.4) $17.1 $47.0 0.8% Growth (12.3%) (75.3%) N M N M 175.1% Margin 9.1% 6.9% 2.0% N M 4.2% 9.8% VOXX FINANCIAL SUMMARY Source: “FY 2021-2026 Historical and Projected P&L (Excl. Domestic Accessory, EyeLock and BioCenturion”. a) Represents EBITDA adjusted for non-recurring items. (a)

5 Private and Confidential $7.16 $6.50 $6.00 $150.0 Enterprise Value $7.00 $5.00 $6.00 $7.00 $8.00 WHOLE CO.(a) Source: “FY 2021-2026 Historical and Projected P&L (Excl. Domestic Accessory, EyeLock and BioCenturion”. a) Implied enterprise value calculated using 22.5mil shares, $11.2mil of debt and $5.2mil of cash as of August 31, 2024. Figures are reflective of an assumed closed sale of Orlando headquarters, Domestic Accessory segment and Jamo / Energy brands. b)Represents EBITDA adjusted for non-recurring items. OVERVIEW OF INDICATIONS OF INTEREST WHOLE CO. BIDS RANGED BETWEEN $6.00 AND $7.16 PER SHARE ($ in Millions, except share price data) Implied Enterprise Value Multiples(a) 2025B Revenue 2025B Adj. EBITDA(b) 2026P Revenue 2026P Adj. EBITDA(b) $408.9 $17.1 $480.6 $47.0 0.4x 9.8x 0.3x 3.6x 0.4x 8.9x 0.3x 3.2x 0.3-0.4x 8.3-9.6x 0.3-0.3x 3.0-3.5x 0.4x 8.8x 0.3x 3.2x Strategic Financial Sponsor SEGMENT (PREMIUM AUDIO) Implied Enterprise Value Multiples(a) 2025B Revenue 2025B Adj. EBITDA(b) 2026P Revenue 2026P Adj. EBITDA(b) $245.4 $29.4 $268.0 $39.8 0.2x 1.7x 0.2x 1.3x Premium 9/26 Share Price $6.05 18.3% 7.4% (0.8%)-15.7% 5.7% EV: $141 EV: $164 EV: $152 EV: $167 Implied Share Price: $6.40 $50.0 Enterprise Value $25.0 $50.0 $75.0

# GUITAR PROPOSAL SUMMARY

| | 5/31 PROPOSAL | 9/26 PROPOSAL |
|---|---|---|
| **Valuation (and Associated Metrics)** | • **$5.50 per share ($124.0mil Equity Value)**<br>• **Implied Total Proposal Enterprise Value: $186.3mil**<br>– (10.9x 2025B Adj. EBITDA of $17.1mil)<br>• **Implied Total Current Enterprise Value: $129.8mil[(a)]**<br>– (7.6x 2025B Adj. EBITDA of $17.1mil) | • **$6.50 per share ($146.1mil Equity Value)**<br>– (7.4% premium to 9/26 stock price)<br>• **Implied Total Proposal Enterprise Value: $210.6mil**<br>– (12.3x 2025B Adj. EBITDA of $17.1mil)<br>• **Implied Total Current Enterprise Value: $152.3mil[(a)]**<br>– (8.9x 2025B Adj. EBITDA of $17.1mil)<br>• Valuation based on financials and capital structure set forth in VOXX's 5/31 10-Q |
| **Structure** | • Reverse triangular merger<br>• Purchase of 100% of VOXX's fully diluted equity<br>• Shares purchased with cash, Guitar stock or 50/50 combination of both at VOXX's discretion<br>• Anticipates entering into retention agreements with key employees | • Reverse triangular merger<br>• Purchase of 100% of VOXX's issued and outstanding shares not already owned by Guitar<br>• Shares purchased with cash, not subject to any financing contingency |
| **Conditions / Approvals** | • Asked for exclusivity<br>• Board of Directors is in support of the proposal<br>• Transaction would not be subject to any financing contingency | • Mr. Shalam and family members with significant ownership interests enter into agreements to vote in favor of transaction<br>• Amendment of ASA JV agreement so that any non-competition provisions apply solely to VOXX and not future affiliates of VOXX (e.g., Guitar)<br>• Will not require any further corporate or shareholder approvals beyond final Board approval<br>• Transaction would not be subject to any financing contingency |
| **Advisors** | • Not Provided | • Deloitte (Financial and Tax), Jones Day (Legal), Acropolis (Valuation) |
| **Key Diligence Areas** | • Not Provided | • Financial / Tax, Legal, Real Estate, Insurance, Employees |

a) Calculated using 22.5mil shares, $11.2mil of debt and $5.2mil of cash as of August 31, 2024. Figures are reflective of an assumed closed sale of Orlando headquarters, Domestic Accessory segment and Jamo / Energy brands.

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# GUITAR PROPOSAL ANALYSIS

| (Amounts in Millions, except share price) | Original Proposal<br>5/31 Proposal<br>(2/29 Shares and Debt) | New Proposal<br>9/26 Proposal<br>(5/31 Shares and Debt) | Illustrative Proposal<br>Illustrative 9/26 Proposal<br>(8/31 Shares and Debt) (a) |
|---|---|---|---|
| **Share Price** | **$5.50** | **$6.50** | **$9.09** |
| Shares Outstanding | 22.54 | 22.48 | 22.51 |
| **Implied Total Proposal Equity Value** | **$124.0** | **$146.1** | **$204.5** |
| Plus: Debt | $73.3 | $68.6 | $11.2 |
| Less: Cash | (11.0) | (4.2) | (5.2) |
| **Implied Total Proposal Enterprise Value** | **$186.3** | **$210.6** | **$210.6** |
| **Implied Total Current Enterprise Value (a)** | **$129.8** | **$152.3** | **$210.6** |
| 2025B Adj. EBITDA | $17.1 | $17.1 | $17.1 |
| **Implied Proposal EV / 2025B Adj. EBITDA** | **10.9 x** | **12.3 x** | **12.3 x** |
| **Implied Current EV / 2025B Adj. EBITDA** | **7.6 x** | **8.9 x** | **12.3 x** |
| Existing Shares Owned by Guitar | 3.3 | 6.5 | 6.5 |
| *% of VOXX Owned Through Existing Shares* | *14.7%* | *28.8%* | *28.7%* |
| Per Share Price Paid for Total Existing Shares | $10.00 | $7.50 | $7.50 |
| Aggregate Value of Existing Shares | $33.1 | $48.5 | $48.5 |
| Cost to Purchase Remaining Shares | 105.8 | 104.1 | 145.8 |
| **Implied Total Cost for All Shares Outstanding** | **$138.9** | **$152.6** | **$194.3** |
| *Implied Per Share Cost Basis* | *$6.16* | *$6.79* | *$8.63* |

Guitar's original proposal which assumed VOXX's capital structure as of 2/29, before the paydown of debt

Guitar's new proposal assuming VOXX's capital structure as of 5/31, before the paydown of debt

Illustrative proposal assumes the same enterprise value as Guitar's 9/26 proposal, but calculates share price based on 8/31 capital structure reflecting the paydown of debt[a]

Source: "VOXX International – Capitalization Summary (as of 08.31.2024)" and publicly available information.

a) Calculated using 22.5mil shares, $11.2mil of debt and $5.2mil of cash as of August 31, 2024. Figures are reflective of an assumed closed sale of Orlando headquarters, Domestic Accessory segment and Jamo / Energy brands.

SOLOMON PARTNERS

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8 Private and Confidential a) Implied current enterprise value calculated using 22.5mil shares, $11.2mil of debt and $5.2mil of cash as of August 31, 2024. Figures are reflective of an assumed closed sale of Orlando headquarters, Domestic Accessory segment and Jamo / Energy brands. DETAIL ON INDICATIONS OF INTEREST Company Description • ‘ ‘ • ‘ ‘ ‘ ‘ • ‘ ‘ • ‘ ‘ Whole Co. / Segment • Whole Company • Whole Company Valuation (and Associated Metrics) • $7.16 per share ($161.2mil Equity Value) • Implied Total Proposal / Current Enterprise Value: $167.2mil(a) ‒ (9.8x 2025B Adj. EBITDA of $17.1mil) • $6.00 – $7.00 per share ($135.1mil – $157.6mil equity value) • Implied Total Proposal Enterprise Value: $163.4mil - $185.9mil ‒ (9.6x – 10.9x 2025B Adj. EBITDA of $17.1mil) • Implied Total Current Enterprise Value: $141.1mil – $163.6mil(a) ‒ (8.3x – 9.6x 2025B Adj. EBITDA of $17.1mil) Valuation Methodology • 20% premium to 9/25 share price of $5.97 • Assumes net debt of $6.0mil • Used financials presented in CIM, specifically FY 2024 / 2025 Revenue and Adj. EBITDA for Whole Co. and PAC • Assumes net debt of $28.3mil Structure • Will be funded with a combination of debt and equity, not subject to a financing contingency • Will offer competitive equity participation plans for Management • Shares purchased with cash; financed with a combination of debt from third-party sources and equity capital from • Will offer an equity incentive program to go-forward Management Timing • Looking to move quickly through diligence • Would complete confirmatory diligence in parallel with negotiation of purchase agreement and other ancillary documents • Looking to move quickly through diligence and prepared to commit full resources to provide an LOI within a timeframe acceptable to VOXX Conditions / Approvals • Senior members of IC have reviewed, final approval will require no more than one day upon completion of diligence • Not subject to any additional internal or external approvals Fund Size / Similar Deals • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ Advisors • KPMG (FDD, Tax), Kirkland & Ellis (Legal) • Additional advisors for Insurance, Environmental and IT • Jones Day (Legal), RSM (Accounting and Tax), Lockton (Insurance and Benefits) Key Diligence Areas • Validation of operational improvement opportunities in Accordion report • Confirmation of EBITDA and cash flow performance • Insight and validation into Management’s projections, CapEx and growth opportunities • Operations and financial performance • Legal, HR, Accounting, Tax and IT Degree of Expressed Interest

9 Private and Confidential DETAIL ON INDICATIONS OF INTEREST (CONT.) Company Description • ‘ ‘ • ‘ ‘ ‘ ‘ • ‘ ‘ • ‘ ‘ ‘ ‘ Whole Co. / Segment • Whole Company • Segment (Premium Audio) Valuation (and Associated Metrics) • $150.0mil Proposed Enterprise Value ‒ (8.8x 2025B Adj. EBITDA of $17.1mil) • Represents an Equity Value of $144.0mil and a $6.40 share price, assuming 8/31 net debt of $6.0mil • VOXX is entitled to receive 50% of any future dividends, distributions, or sale proceeds from VOXX’s JV interests • $50.0mil Proposed Enterprise Value (Premium Audio) ‒ (1.7x 2025B Adj. EBITDA of $29.4mil) Valuation Methodology • Not Provided • Based on FY 2024 Revenue of $237.9mil and Adj. EBITDA of $8.9mil • Represents 5.6x FY 2024 Adj. EBITDA • Assumes all owned real estate, intellectual property and other assets are included in the transaction Structure • Purchased with cash; financed with a combination of debt and equity • Would acquire VOXX individually, through a stock purchase agreement or asset purchase agreement, whichever is preferred by VOXX • Cash-free and debt-free basis • Purchased with cash; financed with a combination of debt and equity • Would work with VOXX to determine most effective structure for tax purposes Timing • Believe transaction can be completed in 60 days • Expect to close within 60 days of execution of exclusive LOI Conditions / Approvals • No internal steps for approval aside from completion of diligence • Satisfactory completion of diligence, IC approval • Predicated on the opportunity to work with Management; expect to retain key employees Fund Size / Similar Deals • ‘ ‘ • ‘ ‘ • ‘ ‘ • ‘ ‘ Advisors • Not Provided • Not Provided Key Diligence Areas • Current performance and financial projections, working capital, real estate, vendor and customer relationships, supply chain / distribution • Believes additional due diligence can be completed within the next 60 days • Current performance and financial projections, including a QoE • Evaluation of growth plan and ability to operate as stand-alone segment • Tax, Legal, Environmental and IT Degree of Expressed Interest

10 Private and Confidential ANNOTATED 3-YEAR STOCK CHART -- 2.00 4.00 6.00 8.00 10.00 12.00 14.00 $16.00 Sep-21 Mar-22 Sep-22 Mar-23 Sep-23 Mar-24 Sep-24 5/31/2024: Guitar proposal ($5.50 share) 8/27/2024: Public announcement of exploration of strategic alternatives 3-year average: $8.93 5/14/2024: VOXX misses FY Q4 2024 earnings by ~14% 4/13/2023: VOXX 3-year high of $13.92 Source: Capital IQ as of September 26, 2024, and publicly available information.

# ILLUSTRATIVE ANALYSIS AT VARIOUS PRICES

## EXCLUDES DOMESTIC ACCESSORY AND EYELOCK / BIOCENTURION FINANCIALS

*(Amounts in Millions USD, except per share data)*

| | Premium / (Discount) to [a] | | | | | | | EV / Revenue | | | EV / Adjusted EBITDA [b] | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | | | | Actual | Budget | Projected | Actual | Budget | Projected |
| **Stock Price** | **Unaffected[c] Stock Price** | **Current Stock Price** | **1-Year Average** | **1-Year High** | **1-Year Low** | **Equity Value[d]** | **Enterprise Value[e]** | **FY 2024** | **FY 2025** | **FY 2026** | **FY 2024** | **FY 2025** | **FY 2026** |
| | **$2.85** | **$6.05** | **$6.92** | **$11.45** | **$2.32** | | | **$423.3** | **$408.9** | **$480.6** | **($2.4)** | **$17.1** | **$47.0** |
| $2.85 | -- | (52.9%) | (58.8%) | (75.1%) | 22.8% | $64 | **$70** | 0.2 x | 0.2 x | 0.1 x | NM | 4.1 x | 1.5 x |
| $5.00 | 75.4% | (17.4%) | (27.7%) | (56.3%) | 115.5% | $113 | **$119** | 0.3 x | 0.3 x | 0.2 x | NM | 6.9 x | 2.5 x |
| $5.50 | 93.0% | (9.1%) | (20.5%) | (52.0%) | 137.1% | $124 | **$130** | 0.3 x | 0.3 x | 0.3 x | NM | 7.6 x | 2.8 x |
| $6.05 | 112.3% | -- | (12.5%) | (47.2%) | 160.8% | $136 | **$142** | 0.3 x | 0.3 x | 0.3 x | NM | 8.3 x | 3.0 x |
| $6.50 | 128.1% | 7.4% | (6.0%) | (43.2%) | 180.2% | $146 | **$152** | 0.4 x | 0.4 x | 0.3 x | NM | 8.9 x | 3.2 x |
| $7.00 | 145.6% | 15.7% | 1.2% | (38.9%) | 201.7% | $158 | **$164** | 0.4 x | 0.4 x | 0.3 x | NM | 9.6 x | 3.5 x |
| $7.50 | 163.2% | 24.0% | 8.5% | (34.5%) | 223.3% | $169 | **$175** | 0.4 x | 0.4 x | 0.4 x | NM | 10.2 x | 3.7 x |
| $8.00 | 180.7% | 32.2% | 15.7% | (30.1%) | 244.8% | $180 | **$186** | 0.4 x | 0.5 x | 0.4 x | NM | 10.9 x | 4.0 x |
| $8.50 | 198.2% | 40.5% | 22.9% | (25.8%) | 266.4% | $191 | **$197** | 0.5 x | 0.5 x | 0.4 x | NM | 11.5 x | 4.2 x |
| $9.00 | 215.8% | 48.8% | 30.1% | (21.4%) | 287.9% | $203 | **$209** | 0.5 x | 0.5 x | 0.4 x | NM | 12.2 x | 4.4 x |
| $9.50 | 233.3% | 57.0% | 37.4% | (17.0%) | 309.5% | $214 | **$220** | 0.5 x | 0.5 x | 0.5 x | NM | 12.9 x | 4.7 x |
| $10.00 | 250.9% | 65.3% | 44.6% | (12.7%) | 331.0% | $225 | **$231** | 0.5 x | 0.6 x | 0.5 x | NM | 13.5 x | 4.9 x |

Source: "FY 2021-2026 Historical and Projected P&L (Excl. Domestic Accessory, EyeLock and BioCenturion", "VOXX International – Capitalization Summary (as of 08.31.2024)" and publicly available information.

Note: Fiscal year represents year end of February 28th.

a) Current stock price, 1-year average, high and low as of September 26, 2024.

b) Represents EBITDA adjusted for non-recurring items.

c) Represents close as of August 26, 2024, the day before VOXX's public announcement of their exploration of strategic alternatives.

d) Calculated on 22.5mil shares outstanding as of August 31, 2024. Includes 20.2mil Class A common stock and 2.3mil Class B common stock. Does not include any restricted stock units due to the grant prices being higher than the average market price of VOXX's common stock during the period.

e) Enterprise value calculated as equity value plus net debt of $6.0mil as of August 31, 2024 (total debt of $11.2mil less cash and cash equivalents of $5.2mil; figures are reflective of an assumed closed sale of Orlando headquarters, Domestic Accessory segment and Jamo / Energy brands). Enterprise value does not include negative non-controlling interest of ($36.3mil) as of August 31, 2024.

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12 Private and Confidential SELECTED COMPARABLE COMPANIES SUMMARY EV / CY2024E EBITDA EV / CY2025E EBITDA Note: Figures represent median multiples. Source: Capital IQ as of September 23, 2024. 8.6 x 5.0 x 4.4 x 4.6 x Premium Audio Automotive

13 Private and Confidential EV / CY2024E EBITDA – PREMIUM AUDIO SELECTED COMPARABLE COMPANIES BY INDUSTRY Source: Capital IQ as of September 23, 2024. EV / EBITDA BENCHMARKING – AUDIO AND AUTOMOTIVE Median: 8.6x EV / CY2024E EBITDA – AUTOMOTIVE Median: 5.0x 13.1 x 4.1 x NM Dolby B&O Sonos 11.9 x 10.6 x 7.7 x 6.4 x 6.1 x 5.4 x 4.6 x 4.6 x 4.5 x 2.7 x 2.4 x 2.1 x Dorman Gentex Aptiv Autoliv Denso Visteon Adient Lear Magna Forvia Valeo Tokai Rika

# SELECTED COMPARABLE COMPANIES DETAIL

| *(Amounts in Millions USD, Except Per Share Values)* | | | | | | Valuation Multiples | | | | EBITDA Margin | |
|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | | EV / Revenue | | EV / EBITDA | | | |
| | Stock Price 9/23/24 | 52-Week Low | 52-Week High | Equity Value | Enterprise Value | CY2024 | CY2025 | CY2024 | CY2025 | CY2024 | CY2025 |
| **Premium Audio** | | | | | | | | | | | |
| B&O | $1.28 | $1.24 | $1.63 | $154 | $136 | 0.4 x | 0.3 x | 4.1 x | 2.7 x | 8.7% | 11.8% |
| Dolby | 72.85 | 66.75 | 89.38 | 6,946 | 6,092 | 4.7 x | 4.4 x | 13.1 x | NA | 36.1% | NA |
| Sonos | 12.58 | 9.86 | 19.51 | 1,522 | 1,246 | 0.9 x | 0.8 x | NM | 6.1 x | 2.7% | 13.7% |
| **Premium Audio Median** | | | | | | 0.9 x | 0.8 x | 8.6 x | 4.4 x | 8.7% | 12.8% |
| **Premium Audio Mean** | | | | | | 2.0 x | 1.9 x | 8.6 x | 4.4 x | 15.9% | 12.8% |
| **Automotive** | | | | | | | | | | | |
| Adient | $22.12 | $19.90 | $37.10 | $1,929 | $3,934 | 0.3 x | 0.3 x | 4.6 x | 4.2 x | 5.8% | 6.4% |
| Aptiv | 71.56 | 65.38 | 99.14 | 19,018 | 24,143 | 1.2 x | 1.1 x | 7.7 x | 7.1 x | 15.5% | 15.9% |
| Autoliv | 92.99 | 90.17 | 129.11 | 7,447 | 9,047 | 0.9 x | 0.8 x | 6.4 x | 5.5 x | 13.3% | 14.7% |
| Denso | 14.66 | 13.04 | 20.54 | 42,686 | 42,062 | 0.8 x | 0.8 x | 6.1 x | 5.5 x | 13.8% | 14.7% |
| Dorman | 114.98 | 62.18 | 117.50 | 3,537 | 4,036 | 2.0 x | 1.9 x | 11.9 x | 11.2 x | 17.0% | 17.2% |
| Forvia | 8.93 | 8.88 | 23.43 | 1,753 | 10,212 | 0.3 x | 0.3 x | 2.7 x | 2.4 x | 12.5% | 13.2% |
| Gentex | 30.15 | 28.13 | 37.10 | 6,941 | 6,665 | 2.8 x | 2.6 x | 10.6 x | 9.3 x | 26.1% | 27.5% |
| Lear | 108.60 | 103.43 | 146.07 | 6,109 | 7,962 | 0.3 x | 0.3 x | 4.6 x | 4.2 x | 7.4% | 7.7% |
| Magna | 42.17 | 38.03 | 59.82 | 12,156 | 17,432 | 0.4 x | 0.4 x | 4.5 x | 4.1 x | 8.9% | 9.6% |
| Tokai Rika | 13.71 | 11.97 | 18.25 | 1,160 | 748 | 0.2 x | 0.2 x | 2.1 x | 2.0 x | 8.7% | 8.6% |
| Valeo | 10.74 | 9.63 | 18.71 | 2,608 | 7,312 | 0.3 x | 0.3 x | 2.4 x | 2.1 x | 12.6% | 13.4% |
| Visteon | 94.52 | 88.69 | 138.87 | 2,609 | 2,516 | 0.6 x | 0.6 x | 5.4 x | 4.9 x | 11.9% | 12.2% |
| **Automotive Median** | | | | | | 0.5 x | 0.5 x | 5.0 x | 4.6 x | 12.6% | 13.3% |
| **Automotive Mean** | | | | | | 0.8 x | 0.8 x | 5.7 x | 5.2 x | 12.8% | 13.4% |

SOLOMON PARTNERS

Source: Capital IQ as of September 23, 2024.

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15 Private and Confidential 10.0 x 7.2 x Premium Audio Automotive SELECTED PRECEDENT TRANSACTIONS SUMMARY EV / LTM EBITDA Note: Figures represent median multiples. Source: Publicly available information.

# SELECTED PREMIUM AUDIO PRECEDENT TRANSACTIONS

*(Amounts in Millions)*

| Date Announced | Acquiror Name | Target Name | Enterprise Value | | EV as a Multiple of: LTM Sales | LTM EBITDA |
|---|---|---|---|---|---|---|
| Dec-23 | RODE Microphones | Mackie | $120 | | NA | NA |
| Aug-23 | AAC Technologies | Premium Sounds Solutions | ~$450 | | NA | NA |
| Aug-23 | Garmin | JL Audio | NA | | NA | NA |
| Aug-23 | Avpro Global Holdings | Audiocontrol (Home Audio Division) | NA | | NA | NA |
| Jun-22 | Highlander Partners | McIntosh Group | NA | | NA | NA |
| Feb-22 | Masimo | Sound United | $1,025 | | NA | NA |
| May-21 | VOXX International / Sharp Corporation | Onkyo Home Entertainment (AV Business) | $37 | | NA | NA |
| May-21 | Noritsu Koki | JLab Audio | $370 | | NA | NA |
| Feb-21 | Sonova Holding | Sennheiser (Consumer Division) | €200 | | ~0.8 x | NA |
| Oct-20 | Sound United | Bowers & Wilkins | NA | | NA | NA |
| Oct-20 | Loxone | quadral | NA | | NA | NA |
| Sep-19 | Sonance | James Loudspeaker | NA | | NA | NA |
| Jul-19 | Focusrite | Pro Audio (ADAM Audio) | €18 | | 1.4 x | 10.6 x |
| Apr-18 | Naxicap Partners | Lautsprecher Teufel | NA | | NA | NA |
| Jul-17 | Samsung Electronics | ARCAM | NA | | NA | NA |
| Mar-17 | Sound United | D+M Group | NA | | NA | NA |
| Feb-17 | Control4 Corp | Triad Speakers | $10 | | ~1.1 x | NA |
| Nov-16 | Samsung Electronics | Harman International Industries | $8,198 | (a) | 1.2 x | 9.5 x |
| Sep-16 | Tessera Technologies | DTS | $850 | | 5.2 x | 24.9 x |
| Jun-16 | Mill Road Capital | Skullcandy | $151 | | 0.6 x | 9.3 x |
| Apr-16 | Logitech | Jaybird | $50 | | NA | NA |
| | | | **Median** | | **1.1 x** | **10.0 x** |
| | | | **Mean** | | **1.7 x** | **13.6 x** |

Source: Publicly available information.

a) Figures are converted using USD / KRW exchange rate at time of transaction.

SOLOMON PARTNERS

Private and Confidential

16

# SELECTED AUTOMOTIVE PRECEDENT TRANSACTIONS

*(Amounts in Millions)*

| Date Announced | Acquiror Name | Target Name | Enterprise Value | EV as a Multiple of: LTM Sales | LTM EBITDA |
|---|---|---|---|---|---|
| Mar-24 | Usami Koyu Corp | PIAA Corp | ¥3,500 | 0.4 x | NA |
| May-22 | Lear | IG Bauerhin | €140 | NA | NA |
| Feb-22 | Patrick Industries | Rockford Fosgate | ~$133 | ~0.9 x | NA |
| Feb-22 | Apollo | Tenneco | $7,100 | 0.4 x | 6.2 x (a) |
| Dec-21 | CCL Industries | McGavigan Holdings | $106 | 1.9 x | 7.2 x |
| Oct-21 | Lear | Kongsberg Automotive (ICS) | €175 | 0.5 x | NM |
| Aug-21 | Faurecia | Hella | €6,667 | 1.2 x | 10.1 x |
| Jul-20 | VOXX International | Directed (Automotive Aftermarket) | $11.0 | NA | NA |
| Feb-20 | VOXX International | Vehicle Safety Holding Corp. | $16.5 | ~0.6 x | ~5.5 x |
| Jul-18 | Magna International | OLSA | €230 | NA | NA |
| Nov-17 | Gentherm | Etratech | ~$64 | ~1.0 x | ~8.5 x |
| Jun-17 | TE Connectivity | Hirschmann Car Communication | ~$170 | NA | NA |
| Apr-17 | VOXX International | Rosen Electronics | $2 | NA | NA |

| | LTM Sales | LTM EBITDA |
|---|---|---|
| **Median** | **0.9 x** | **7.2 x** |
| **Mean** | **0.9 x** | **7.5 x** |

Source: Publicly available information.
a) EBITDA includes noncontrolling interest.

SOLOMON PARTNERS
Private and Confidential
17

18 Private and Confidential PROCESS TIMELINE Key Dates • September 26: Initial Indications Due • October 7 – October 31: Management Meetings / Final Due Diligence with Selected Parties • October 14: Distribute Draft Agreement and Disclosure Schedules • October 29: Markup to Draft Agreement and Disclosure Schedules Due • November 5: Final Bid Submission Due • November 6 – November 13: Negotiate and Execute Definitive Agreements • Thereafter: HSR Filing, SEC Filing and Shareholder Vote; Closing September October November S M T W T F S S M T W T F S S M T W T F S 1 2 3 4 5 6 7 1 2 3 4 5 1 2 8 9 10 11 12 13 14 6 7 8 9 10 11 12 3 4 5 6 7 8 9 15 16 17 18 19 20 21 13 14 15 16 17 18 19 10 11 12 13 14 15 16 22 23 24 25 26 27 2 8 20 21 22 23 24 25 26 17 18 19 20 21 22 23 2 9 3 0 27 28 29 30 31 24 25 26 27 28 29 3 0 National Holiday Management Meetings / Final Due Diligence Final Bid Submission Due with Selected Parties Accommodate Due Diligence requests / Distribute Draft Agreement and Disclosure Negotiate and Execute Definitive Management Calls Schedules Agreements Initial Indications Due Markup to Draft Agreement and Disclosure HSR Filing, SEC Filing and Shareholder Schedules Due Vote; Closing National Holiday